                                                             Exhibit 99.a(1)(v)
                               LETTER TO CLIENTS

           Offer by Peak International Limited to Purchase for Cash
              Up to 1,800,000 Trust Enhanced Dividend Securities
                             of Peak TrENDS Trust
                  at a Purchase Price not Greater than $6.50
                              Nor Less Than $5.50
                            for Each of the TrENDS

To Our Clients:

   Enclosed for your consideration are the Offer to Purchase, dated April 13, 2001, and the related Letter of Transmittal (which together constitute the "Offer"), in connection with the modified "Dutch auction" tender offer by Peak International Limited, a Bermuda corporation (the "Company"), to purchase for cash up to 1,800,000 Trust Enhanced Dividend Securities of the Peak TrENDS Trust, a Delaware trust (the "TrENDS") at a price not greater than $6.50 nor less than $5.50 for each of the TrENDS, upon the terms and subject to the conditions of the Offer. Also enclosed are certain other materials related to the Offer, including a letter, dated April 13, 2001, from Calvin Reed, President and Chief Executive Officer of the Company, to the holders of the TrENDS.

   Pursuant to the Dutch auction process, the Company will determine a single price for each of the TrENDS (not greater than $6.50 nor less than $5.50 per TrENDS) (the "Purchase Price") that it will pay for TrENDS validly tendered pursuant to the Offer, taking into account the number of TrENDS so tendered and the prices specified by tendering holders of TrENDS. The Company will select the Purchase Price not greater than $6.50 nor less than $5.50 for each of the TrENDS that will allow it to buy 1,800,000 TrENDS (or such lesser number of TrENDS as are validly tendered) pursuant to the Offer. All TrENDS validly tendered prior to the Expiration Date at prices at or below the Purchase Price will be purchased at the Purchase Price, net to the seller in cash, upon the terms and subject to the conditions of the Offer, including the proration terms thereof. The Company will return all other TrENDS, including TrENDS tendered at prices greater than the Purchase Price and TrENDS not purchased because of proration. See, Section 1 of the Offer to Purchase.

   If, prior to May 10, 2001 (the "Expiration Date"), more than 1,800,000 TrENDS (or such greater number of TrENDS as the Company may elect to purchase) are validly tendered, the Company will, upon the terms and subject to the conditions of the Offer, accept TrENDS for purchase first from Odd Lot Owners (as defined in Section 2 of the Offer to Purchase) who validly tender all of their TrENDS at or below the Purchase Price, and then on a pro rata basis, if necessary, from all other holders of TrENDS whose TrENDS are validly tendered at or below the Purchase Price.

   WE ARE THE HOLDER OF RECORD OF TRENDS HELD FOR YOUR ACCOUNT. AS SUCH, WE ARE THE ONLY ONES WHO CAN TENDER YOUR TRENDS, AND THEN ONLY PURSUANT TO THE INSTRUCTIONS YOU PROVIDE US ON THE ATTACHED INSTRUCTION FORM. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY. YOU CANNOT USE IT TO TENDER TRENDS WE HOLD FOR YOUR ACCOUNT.

   Please instruct us as to whether you wish us to tender any or all of the TrENDS we hold for your account on the terms and subject to the conditions of the Offer.

   We call your attention to the following:

   1. You may tender TrENDS at prices (in multiples of $0.125) not greater than $6.50 nor less than $5.50 for each of the per TrENDS or you may choose not to specify a price, as indicated in the attached Instruction Form, net to you in cash.

   2. The Offer is not conditioned upon any minimum number of TrENDS being tendered. The Offer is, however, subject to certain other conditions set forth in the Offer.

   3. The Offer, proration period, and withdrawal rights will expire at 11:59 p.m., New York City time, on May 10, 2001 (the "Expiration Date"), unless the Company extends the Offer.

   4. The Offer is for up to 1,800,000 TrENDS, constituting approximately 34% of the TrENDS outstanding as of April 13, 2001.

   5. Tendering holders of TrENDS will not be obligated to pay any brokerage commissions, solicitation fees or, subject to Instruction 7 of the Letter of Transmittal, stock transfer taxes on the Company's purchase of TrENDS pursuant to the Offer.

   6. If you owned beneficially as of the close of business on April 13, 2001 an aggregate of less than 100 TrENDS, you instruct us to tender on your behalf all the TrENDS of which we are the holder of record at or below the Purchase Price before the expiration of the Offer, and you check the appropriate space in the box captioned "Odd Lots" in the attached Instruction Form, the Company will accept all such TrENDS for purchase before proration, if any, of the purchase of other TrENDS tendered at or below the Purchase Price.

   7. If you wish to tender portions of your TrENDS at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each portion of your TrENDS. We must submit separate Letters of Transmittal on your behalf for each price you will accept.

   If you wish to have us tender any or all of your TrENDS, please so instruct us by completing, executing, and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your TrENDS, we will tender all such TrENDS unless you specify otherwise on the attached Instruction Form.

   YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION OF THE OFFER. THE OFFER, PRORATION PERIOD, AND WITHDRAWAL RIGHTS EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON MAY 10, 2001, UNLESS THE COMPANY EXTENDS THE OFFER.

   As described in Section 1 of the Offer to Purchase, if before the Expiration Date more than 1,800,000 TrENDS (or such greater number of TrENDS as the Company elects to purchase) are validly tendered at or below the Purchase Price, the Company will accept TrENDS for purchase at the Purchase Price in the following order of priority:

   (a) first, all TrENDS validly tendered at or below the Purchase Price prior to the Expiration Date by any Odd Lot Owner (as defined in Section 2 of the Offer to Purchase) who:

     (1) tenders all TrENDS beneficially owned by such Odd Lot Owner at or below the Purchase Price (partial tenders will not qualify for this preference); and

     (2) completes the section captioned "Odd Lots" on the Letter of Transmittal and, if applicable, on the Notice of Guaranteed Delivery; and

   (b) then, after purchase of all of the foregoing TrENDS, all other TrENDS validly tendered at or below the Purchase Price before the Expiration Date on a pro rata basis, if necessary (with adjustments to avoid purchases of fractional TrENDS).

   The Offer is not being made to, nor will the Company accept tenders from, holders of TrENDS in any jurisdiction in which the Offer or its acceptance would not comply with the securities or blue sky laws of such jurisdiction. The Company is not aware of any jurisdiction in which the making of the Offer or the tender of TrENDS would not be in compliance with the laws of such jurisdiction. However, the Company reserves the right to exclude holders in any jurisdiction in which it is asserted that the Offer cannot lawfully be made. So long as the Company makes a good faith effort to comply with any state law deemed applicable to the Offer, if it cannot do so, the Company believes that the exclusion of holders residing in such jurisdictions is permitted under Rule 13e-4(f)(9) promulgated under the Exchange Act. In any jurisdiction the securities or blue sky laws of which require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Company's behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                        Instruction Form With Respect to
 Offer to Purchase for Cash up to 1,800,000 Trust Enhanced Dividend Securities

                                       of

                               PEAK TrENDS Trust

                   At A Purchase Price Not Greater Than $6.50
                   Nor Less Than $5.50 for each of the TrENDS

   The undersigned acknowledge(s) receipt of your letter, and the enclosed Offer to Purchase dated April 13, 2001, and related Letter of Transmittal (which together constitute the "Offer"), in connection with the offer by Peak International Limited, a Bermuda corporation (the "Company"), to purchase for cash up to 1,800,000 Trust Enhanced Dividend Securities of Peak TrENDS Trust, a Delaware trust (the "TrENDS"), at prices not greater than $6.50 nor less than $5.50 per TrENDS, upon the terms and subject to the conditions of the Offer.

   Pursuant to the modified Dutch auction process, the Company will determine a single price for each of the TrENDS (not greater than $6.50 nor less than $5.50 per TrENDS) (the "Purchase Price") that it will pay for the TrENDS validly tendered pursuant to the Offer, taking into account the number of TrENDS so tendered and the prices specified by tendering holders of TrENDS. The Company will select the Purchase Price which will allow it to buy 1,800,000 TrENDS (or such lesser number of TrENDS as are properly tendered at prices not greater than $6.50 nor less than $5.50 per TrENDS) pursuant to the Offer. All TrENDS validly tendered at prices at or below the Purchase Price will be purchased at the Purchase Price, net to the seller in cash, upon the terms and subject to the conditions of the Offer, including the proration terms thereof. The Company will return all other TrENDS, including TrENDS tendered at prices greater than the Purchase Price and TrENDS not purchased because of proration. See Section 1 of the Offer to Purchase.

[_]By checking this box, all TrENDS held by us for your account will be tendered. If less than all of the TrENDS are to be tendered, please check the box below and indicate the aggregate number of TrENDS to be tendered by us.

[_]           TrENDS*

*Unless otherwise indicated, it will be assumed that all TrENDS held for the account of the undersigned are to be tendered.

                             PRICE (IN DOLLARS) AT
                  WHICH EACH OF THE TRENDS ARE BEING TENDERED

      IF TRENDS ARE BEING TENDERED AT MORE THAN ONE PRICE, USE A SEPARATE
                   INSTRUCTION FORM FOR EACH PRICE SPECIFIED.

           CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF
                               NO BOX IS CHECKED,
                      THERE IS NO PROPER TENDER OF TRENDS.

                               ----------------

         TRENDS TENDERED AT PRICE DETERMINED BY MODIFIED DUTCH AUCTION

[_]The undersigned wants to maximize the chance of having the Company purchase all the TrENDS the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this one box instead of one of the price boxes below, the undersigned hereby tenders TrENDS and is willing to accept the Purchase Price resulting from the modified "Dutch auction" process. This action will result in receiving a price for each of the TrENDS for as low as $5.50 or as high as $6.50.

                                    -- OR --

                 TRENDS TENDERED AT PRICE DETERMINED BY HOLDER

   IF TRENDS ARE BEING TENDERED AT MORE THAN ONE PRICE, USE A SEPARATE INSTRUCTION FORM FOR EACH PRICE SPECIFIED.

   By checking one of the boxes below instead of the box above, the undersigned hereby tenders TrENDS at the price checked. This action could result in none of the TrENDS being purchased if the Purchase Price for the TrENDS is less than the price checked. If the Purchase Price for the TrENDS is equal to or greater than the price checked, then the TrENDS purchased by the Company will be purchased at the Purchase Price. A Holder who desires to tender TrENDS at more than one price must complete a separate Instruction Form for each price at which TrENDS are tendered. The same TrENDS cannot be tendered at more than one price (unless those TrENDS were previously tendered and withdrawn.)

   [_] 5.50  [_] 5.625 [_] 5.750 [_] 5.875 [_] 6.00 [_] 6.125 [_] 6.250 [_] 6.375 [_] 6.50

                                    ODD LOTS

[_]To be checked ONLY if TrENDS are being tendered by or on behalf of a person owning beneficially, as of the close of business on April 13, 2001, and who continues to own beneficially as of the Expiration Date, an aggregate of less than 100 TrENDS.

                                 SIGNATURE BOX

Signature(s): __________________________________________________________________

Dated: _________________________________________________________________________

Name(s) and Address(es): _______________________________________________________
                                 (please print)

Area Code and Telephone Number: ________________________________________________

Taxpayer Identification or Social Security Number: _____________________________

                                       2